UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EAGLE BULK SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-0453513
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
300 First Stamford Place, 5th Floor Stamford, Connecticut (Address of principal executive office)	06902 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None

EXPLANATORY NOTE
This Registration Statement on Form 8-A is being filed by Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), in connection with the transfer of the listing of the Company’s common stock, par value $0.01 per share (the “Common Stock”), from The Nasdaq Stock Market LLC to the New York Stock Exchange which is expected to become effective as of the opening of trading on January 4, 2023.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.    Description of Registrant’s Securities to be Registered.
The description of the Company’s Common Stock as set forth in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 14, 2022; File No. 001-33831, is hereby incorporated by reference.
Item 2.    Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLE BULK SHIPPING INC.

Dated: December 27, 2022	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer